                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report           (Date of earliest event reported)
          October 6, 1997                (September 19, 1997)



                        CSG SYSTEMS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                  0-27512                  47-0783182
(State or other jurisdiction    (Commission               (IRS Employer
of incorporation)               File Number)           Identification No.)


                        7887 East Belleview, Suite 1000
                          Englewood, Colorado  80111
         (Address of principal executive offices, including zip code)


     Registrant's telephone number, including area code:   (303) 796-2850
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


On August 10, 1997, CSG Systems International, Inc. (the "Company") signed a 15-year exclusive contract with a Tele-Communications, Inc. ("TCI") affiliate to consolidate 13 million TCI subscribers onto the Company's customer care and billing systems (the "15-Year Contract"). TCI also purchased certain software products of the Company under the 15-Year Contract. On August 10, 1997, the Company also entered into an agreement with TCI affiliates to acquire certain SUMMITrak assets, a client/server, open systems, in-house customer care and billing system developed by TCI and currently in Beta testing. The SUMMITrak assets purchased consisted primarily of software, hardware, people and intellectual property. Both the SUMMITrak asset purchase agreement and the 15-Year Contract closed and became effective September 19, 1997.

The purchase price for the SUMMITrak assets was $106 million in cash at closing, up to $26 million in various contingent payments, and warrants to purchase up to
1.5 million shares of the Company's common stock, with the contingent payments and warrants based upon the achievement of certain milestones by TCI specified in the SUMMITrak asset purchase agreement. The SUMMITrak asset acquisition was funded with a $190.0 million debt facility with Banque Paribas, which consisted of a $150.0 million term facility and a $40.0 million revolving facility. The proceeds from the term facility were used to pay the $106 million purchase price at closing, retire the Company's existing debt of $27.5 million, and pay transaction costs of $3.4 million. The remaining proceeds will be used for general corporate needs. No amounts were drawn on the revolving facility at closing.

Currently, the Company has approximately 4 million of TCI's subscribers on its systems. The 15-Year Contract replaces the previous agreement with the TCI affiliates which originally covered such subscribers. Under the 15-Year Contract, the Company and TCI plan to consolidate the 13 million subscribers under an agreed upon conversion schedule. Converting multiple sites under an aggressive time schedule poses certain risks. Factors affecting the conversion schedule include the frequency and severity of database discrepancies, installation of compatible hardware, network and software products, as well as the availability and cooperation of qualified personnel from all the parties involved in the conversion. TCI's minimum financial commitments under the 15-Year Contract are subject to certain performance criteria by the Company.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements of businesses acquired.

          None.

(b)       Pro forma financial information.

          Pro forma financial information for the Company reflecting the SUMMITrak asset purchase is not currently available and will be filed as soon as practicable, but no later than December 5, 1997.

(c)       Exhibits.
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     The following exhibits are included:

     2.19* Restated and Amended CSG Master Subscriber Management System Agreement between CSG Systems, Inc. and TCI Cable Management Corporation, dated August 10, 1997.

     2.20 Asset Purchase Agreement between CSG Systems International, Inc. and TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, L.L.C., and TCI Technology Ventures, Inc., dated August 10, 1997.

     2.21 Contingent Warrant to Purchase Common Stock between CSG Systems International, Inc. and TCI Technology Ventures, Inc., dated September 19, 1997.

     2.22 Royalty Warrant to Purchase Common Stock between CSG Systems International, Inc. and TCI Technology Ventures, Inc., dated September 19, 1997.

     2.23 Registration Rights Agreement between CSG Systems International, Inc. and TCI Technology Ventures, Inc., dated September 19, 1997.

     2.24 Loan Agreement among CSG Systems, Inc. and CSG Systems International, Inc. as co-borrowers, and certain lenders and Banque Paribas, as Agent, dated September 18, 1997.
     _________________

     * Portions of the exhibit have been omitted pursuant to an application for confidential treatment, and the omitted portions have been filed separately with the Commission.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CSG SYSTEMS INTERNATIONAL, INC.


Dated:  October 6, 1997              By:          /s/ Randy Wiese
        ---------------                   ------------------------------
                                                    Randy Wiese
                                                    Controller
                                          (Principal Accounting Officer)
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                        CSG SYSTEMS INTERNATIONAL, INC.

                                 Exhibit Index

Exhibit
Number                                   Description
-------                                  -----------

2.19*                        Restated and Amended CSG Master Subscriber
                             Management System Agreement between CSG Systems,
                             Inc. and TCI Cable Management Corporation, dated
                             August 10, 1997.

2.20                         Asset Purchase Agreement between CSG Systems
                             International, Inc. and TCI SUMMITrak of Texas,
                             Inc., TCI SUMMITrak, L.L.C., and TCI Technology
                             Ventures, Inc., dated August 10, 1997.

2.21                         Contingent Warrant to Purchase Common Stock between
                             CSG Systems International, Inc. and TCI Technology
                             Ventures, Inc., dated September 19, 1997.

2.22                         Royalty Warrant to Purchase Common Stock between
                             CSG Systems International, Inc. and TCI Technology
                             Ventures, Inc., dated September 19, 1997.

2.23                         Registration Rights Agreement between CSG Systems
                             International, Inc. and TCI Technology Ventures,
                             Inc., dated September 19, 1997.

2.24                         Loan Agreement among CSG Systems, Inc. and CSG
                             Systems International, Inc. as co-borrowers, and certain lenders and Banque Paribas, as Agent, dated
                             September 18, 1997.

     _________________

* Portions of the exhibit have been omitted pursuant to an application for confidential treatment, and the omitted portions have been filed separately with the Commission.